SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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Hurco Companies, Inc.
(Name of Registrant as Specified in Its Charter)

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HURCO COMPANIES, INC.

ONE TECHNOLOGY WAY
P.O. BOX 68180
INDIANAPOLIS, INDIANA 46268
(317) 293-5309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 14, 2007

To Our Shareholders:

The 2007 Annual Meeting of Shareholders of Hurco Companies, Inc., will be held at the corporate headquarters of Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana, 46268 at 10:00 a.m. EST on Wednesday, March 14, 2007, for the following purposes:

1.  To elect seven directors to serve until the next Annual Meeting or until their successors are duly elected and qualified.

2.  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

If you do not expect to attend the Annual Meeting, please mark, sign and date the enclosed proxy and return it in the enclosed return envelope which requires no postage if mailed in the United States.

Only shareholders of record as of the close of business on January 12, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By order of the Board of Directors,

John G. Oblazney, Secretary

Indianapolis, Indiana
February 1, 2007

YOUR VOTE IS IMPORTANT
Even if you plan to attend the meeting,
we urge you to mark, sign and date the
enclosed proxy and return it promptly
in the enclosed envelope.

HURCO COMPANIES, INC.
One Technology Way
P. O. Box 68180
Indianapolis, Indiana 46268

Annual Meeting of Shareholders
March 14, 2007
______________________________________________________________________________

PROXY STATEMENT

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished to the holders (the "Shareholders") of common stock of Hurco Companies, Inc., ("Hurco" or the "Company") in connection with the solicitation of proxies by the Board of Directors for the 2007 Annual Meeting of Shareholders to be held at 10:00 a.m. EST on Wednesday, March 14, 2007, at the corporate headquarters of Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed to Shareholders on or about February 1, 2007. Proxies are being solicited principally by mail. Directors, officers and regular employees of Hurco may also solicit proxies personally by telephone, electronic mail or otherwise. All expenses incident to the preparation and mailing of this Proxy Statement and form of proxy will be paid by Hurco.

Shareholders of record as of the close of business on January 12, 2007, are entitled to notice of and vote at the Annual Meeting or any adjournments thereof. On such record date, Hurco had 6,380,520 shares of common stock outstanding and entitled to vote. Each share will be entitled to one vote with respect to each matter submitted to a vote. The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business.

If the enclosed form of proxy is executed and returned, it may be revoked at any time before it is voted by giving written notice to the Secretary of the Company. If a Shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

A proxy, if returned properly executed and not subsequently revoked, will be voted in accordance with the instructions of the Shareholder in the proxy. If no instructions are given, the proxy will be voted for the election to the Board of Directors of the nominees named in this Proxy Statement. Directors will be elected by a plurality of the votes cast. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owners. Shares that are not voted with respect to a specific proposal will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Neither the non-voting of shares nor abstentions will affect the matters to be voted on at the Annual Meeting.

ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members, but will be reduced to seven members on the date of the Annual Meeting. The Company’s Corporate Governance Principles provide that no one may be nominated or stand for re-election as a Director of the Company who is over the age of 72 as of the day of his or her election. Each director will serve for a term of one year, which expires at the next Annual Meeting of Shareholders of the Company, when his successor has been elected. The seven nominees are: Stephen H. Cooper, Robert W. Cruickshank, Michael Doar, Michael P. Mazza, Richard T. Niner, O. Curtis Noel, and Charlie Rentschler. A majority of the director nominees are “independent directors” as defined by the listing standards for Nasdaq companies and the Board of Directors has affirmatively determined that such independent directors have no relationship with the Company that would impair their independence. The independent director nominees are Messrs. Cooper, Cruickshank, Mazza, Niner, Noel, and Rentschler. Unless authority is specifically withheld, the shares represented by the enclosed form of proxy will be voted in favor of these nominees.

If any of these nominees becomes unable to accept election, the persons named in the proxy will exercise their voting power in favor of such person or persons as the Board may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors knows of no reason why any of the nominees would be unable to accept election.

The following information sets forth the name of each director, his age, tenure as a director, principal occupation and business experience for the last five years:
Name	Age	Served as a Director since

Stephen H. Cooper (2)	67	2005
Robert W. Cruickshank (1,2,3)	61	2000
Michael Doar	51	2000
Michael P. Mazza (2)	42	2006
Richard T. Niner (1)	67	1986
O. Curtis Noel (3)	71	1993
Charlie Rentschler (1)	67	1986

    (1)     Member of Nominating and Governance Committee
    (2)     Member of Audit Committee
    (3)     Member of Compensation Committee

Stephen H. Cooper has been a practicing attorney and member of the bar of the State of New York since December 1965. Until his retirement in December 2004, Mr. Cooper was for more than thirty years a partner in the international law firm Weil, Gotshal & Manges LLP, based in New York, where he specialized in corporate finance and securities law. Since August 2002, he has also served as an Adjunct Professor of Law at New York Law School and, more recently, at Pace University Law School, where he teaches courses on federal securities regulation and corporate law. For the past twenty years, Mr. Cooper has been an active member of the senior leadership of the Committee on the Federal Regulation of Securities of the American Bar Association.

Robert W. Cruickshank since 1981 has been a consultant providing private clients with financial advice. Mr. Cruickshank also is a director of Calgon Carbon Corporation, a producer of products and services for the purification, reparation and concentration of liquids and gases.

Michael Doar was elected Chairman of the Board of Directors and Chief Executive Officer on November 14, 2001. Previously, Mr. Doar served as Vice President of Sales and Marketing of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International, an international engineering and machine tool systems business. Mr. Doar had held various management positions with Ingersoll International since 1989.

Michael P. Mazza is an attorney and has been principal of Michael P. Mazza, LLC since 2003. Previously he was a partner with the nationally recognized intellectual property law firm of Niro, Scavone, Haller & Niro of Chicago for nearly fourteen years.

Richard T. Niner’s principal occupation since 1998 has been serving as a general partner of Wind River Associates. Mr. Niner also is a director of Arrow International, Inc., a cardiac and critical care products business.

O. Curtis Noel has been an independent business consultant for more than ten years specializing in market and industry studies, competitive analysis and corporate development programs, with clients in the U.S. and abroad.

Charlie Rentschler is Vice President of Wall Street Access, a registered broker dealer in New York. From 2003 to 2006, he was the Director, Industrial Research, of Foresight Research Solutions, an independent research firm. From 2001 to 2003, Mr. Rentschler was an independent business consultant providing service to the foundry industry. From 1985 to 2001, Mr. Rentschler served as president and CEO of The Hamilton Foundry & Machine Co., Harrison, OH. He is also a director of Accuride Corporation, a manufacturer of commercial vehicle components located in Evansville, IN.

The Board of Directors recommends a vote FOR each of the nominees listed above.

Board Meetings and Committees

During the last fiscal year, the Board of Directors held four meetings. All of the current directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served during the last fiscal year. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The directors who are independent as defined by the Nasdaq listing standards held four executive sessions during fiscal 2006.

The Board has an Audit Committee that held eleven meetings during the last fiscal year. The Audit Committee has the authority to oversee the Company's accounting and financial reporting activities, and meets with the Company's independent registered public accounting firm and the Chief Financial Officer to review the scope, cost and results of the annual audit and to review the Company’s internal accounting controls, policies and procedures. The report of the Audit Committee is included on page 8 of this Proxy Statement. The Audit Committee selects Hurco’s independent registered public accounting firm. See “Independent Registered Public Accounting Firm” on page 11.

The Board has a Compensation Committee that held one meeting during the last fiscal year. The Compensation Committee reviews and recommends to the Board the compensation of the officers and managers of Hurco and guidelines for the general wage structure of the entire workforce. The Compensation Committee also oversees the administration of the Company's employee benefit plans. The report of the Compensation Committee regarding executive compensation is included on page 7 of this Proxy Statement.

The Nominating and Corporate Governance Committee has a formal written charter, which specifies the scope and purpose of the Committee. Pursuant to its charter, the Committee is to (1) assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for re-election or appointment at the Annual Meeting of Shareholders; (2) develop and recommend to the Board Corporate Governance Principles and a Code of Business Conduct and Ethics; (3) lead the Board in an annual self-evaluation; (4) recommend members and chairs for each standing committee; and (5) determine and evaluate succession plans for the Chief Executive Officer. The Nominating and Governance Committee also reviews the Company’s Corporate Governance Principles regularly and updates them as appropriate. The Nominating and Corporate Governance Committee held one meeting during the last fiscal year.

The Nominating and Governance Committee will consider candidates for director recommended by shareholders. A shareholder who wishes to recommend a director candidate for consideration by the Nominating and Governance Committee should send such recommendation to the Secretary of the Company, One Technology Way, Indianapolis, Indiana 46268, who will forward it to the Committee. Any such recommendation should include a description of the candidate’s qualifications for Board service; the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder, who wishes to nominate an individual to the Nominating and Governance Committee as a nominee, must comply with the advanced notice requirements set forth in the Company’s By-Laws which are more fully explained later in this proxy statement under “Shareholder Proposals.”

The Nominating and Governance Committee is responsible for identifying potential Board members. Nominees will be evaluated on the basis of their experience, areas of expertise, judgment, integrity, ability to make independent inquiries and willingness to devote adequate time to Board duties.

The members of these Committees are identified in the table on page 2.

Compensation of Directors

During fiscal 2006, each director who is not an employee of the Company received a fee of $5,000 per fiscal quarter and $1,500 for each meeting of the Board of Directors attended. Directors also received reimbursement for travel and other expenses incurred in attending such meetings. Mr. Niner received additional annual compensation of $36,000 for his services as Presiding Independent Director and Mr. Roch received an additional $36,000 for consulting services.

Effective for fiscal 2007, director compensation of $5,000 per fiscal quarter will remain unchanged. The Audit Committee Chairman will receive an additional $5,000 per quarter and all other Committee Chairmen and Audit Committee Members will receive $2,500 per quarter. Mr. Niner will no longer receive the additional compensation for his services as Presiding Independent Director. In November 2006, 5,000 Stock Options were granted to each of the two newest directors, Mr. Stephen H. Cooper and Mr. Michael P. Mazza.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file reports of ownership with the Securities and Exchange Commission (the “SEC”) and Nasdaq. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, the Company believes that, during its fiscal year ending October 31, 2006, its officers, directors and greater than 10% beneficial owners complied with all filing requirements under Section 16(a).

Code of Business Conduct and Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 and Nasdaq listing requirements, the Company has adopted a Code of Business Conduct and Ethics, which applies to all Company’s directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. If the Company makes any substantive amendment of, or grants any waiver to, the Code of Business Conduct and Ethics, the Company will disclose the nature of such amendment of waiver in a current report of Form 8-K. A copy of the Code of Business Conduct and Ethics is available on our website at www.hurco.com.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the cash compensation, as well as certain other compensation, paid or accrued by the Company in each of the past three fiscal years to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the “Named Executive Officers”).

Summary Compensation Table
Name and Principal Position	Fiscal Year	Annual Compensation
		Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	All Other Compensation ($) (2)

Michael Doar	2006	295,192	425,000	757,000	27,428
Chairman and CEO	2005	271,154	300,000	314,555	23,835
	2004	253,080	125,000	68,925	10,821

James D. Fabris	2006	266,154	400,000	474,855	25,136
President and	2005	248,077	275,000	199,540	52,706
Chief Operating Officer	2004	237,115	100,000	122,965	6,363

Stephen J. Alesia(3)	2006	128,827	50,000	95,715	6,854
VP, Secretary,	2005	119,485	75,000	50,362	9,629
Treasurer and CFO	2004	112,665	34,160	108,252	2,342

John G. Oblazney(3)	2006	28,558	80,000	--	571
VP, Secretary,
Treasurer and CFO

David E. Platts(4)	2006	140,000	--	536,170	6,646
Vice President -	2005	137,885	25,000	219,725	36,657
Technology	2004	130,000	24,000	114,850	3,150

Sonja K. McClelland	2006	96,308	85,000	13,725	4,005
Corporate Controller,	2005	89,352	50,000	12,883	282
Assistant Secretary	2004	80,976	15,000	48,947	2,977

(1)	Represents income realized as a result of the exercise of stock options.
(2)
Represents contributions to defined contribution plans and life insurance premiums paid by the Company. Fiscal 2005 includes payments received by Mr. Fabris, Mr. Alesia and Mr. Platts for the cash surrender value of split dollar life insurance policies that were purchased from the employees by the Company.

(3)
John G. Oblazney succeeded Stephen J. Alesia as the Chief Financial Officer effective September 2, 2006 and therefore served at the end of 2006. On an annualized basis, he would have been one of the four most highly compensated executive officers.

(4)
David E. Platts, who joined Hurco in 1982, was elected Vice President, Technology, in May 2000 and served in that position until December 2006, having previously served as Vice President of Research and Development for eleven years.  The position of Vice President, Technology was eliminated in December 2006, and the responsibilities associated with that position have been assumed by the Executive Vice President, Software and Development.

Stock Options

No options were granted in fiscal 2006.

Aggregated Option Exercises in Fiscal 2006 and Year-End Option Values
	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options At FY End (#)		Value of Unexercised In-the-Money Options At FY End ($) (1)
	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael Doar	25,000	53,750	29,500	--	705,345	--
James D. Fabris	20,000	105,945	50,000	--	1,140,555	--
Stephen J. Alesia	15,000	83,755	--	--	--	--
John G. Oblazney	--	--	--	--	--	--
David E. Platts	20,000	95,630	--	--	--	--
Sonja K. McClelland	500	1,075	--	500	--	11,955

(1)	Value is calculated based on the closing market price of the common stock on October 31, 2006 ($26.06) less the option exercise price.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are O. Curtis Noel and Robert W. Cruickshank. Neither of the Compensation Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or is a former officer or employee of the Company or any of its subsidiaries.

Employment Contracts

Michael Doar entered into an employment contract effective November 13, 2001. The contract term is unspecified. Mr. Doar’s salary and bonus arrangements are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. Mr. Doar is entitled to thirty days notice and twelve months salary and benefits if he is removed as Chairman and Chief Executive Officer by action of the Board of Directors.

James D. Fabris entered into an employment contract on November 18, 1997. The contract term is unspecified. Mr. Fabris's salary and bonus arrangement are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. As part of the contract, Mr. Fabris is entitled to 12 months’ salary if Hurco terminates his employment for any reason other than gross misconduct.

John G. Oblazney entered into an employment contract on January 12, 2007. The contract term is unspecified. Mr.
Oblazney’s salary and bonus arrangements are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. Mr. Oblazney is entitled to 12 months’ salary if Hurco terminates his employment for any reason other than gross misconduct.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Company’s Compensation Committee is comprised of the two Directors named below. The Compensation Committee establishes policies relating to the compensation arrangements of the Chief Executive Officer and all other executive officers.

Compensation Policy

The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company’s executive compensation policy integrates annual base compensation and bonus opportunities tied to corporate performance and individual initiatives and performance. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. Annual cash compensation, together with stock option incentives, are designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

Stock options are granted from time to time to key employees, based primarily on such person’s potential contribution to the Company’s growth and profitability. No stock options were granted in the last three fiscal years, however, stock options were granted to key employees and the two newest members of the Board of Directors in fiscal 2007 as the Compensation Committee feels that stock options are an effective incentive for managers to create value for shareholders since the value of an option bears a direct relationship to the Company’s stock price. The Compensation Committee believes that linking compensation for the Chief Executive Officer and all other executive officers to corporate performance results in a better alignment of compensation with corporate goals and shareholder interest. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately.

Fiscal 2006 Executive Compensation

For fiscal 2006, the Company’s compensation program for the Chief Executive Officer and all other executive officers consisted of base salary and bonus awards described above. No stock options were granted in fiscal 2006. During fiscal year 2006, the annual compensation of the Chief Executive Officer consisted of base salary and a performance bonus. In evaluating 2006 performance, the Committee considered the Company’s financial performance in relation to its business plan and other corporate performance criteria and determined that bonuses would be awarded to the Chief Executive Officer and other corporate executive officers. The Committee believes that compensation levels for the Chief Executive Officer and all other executive officers and key employees during fiscal 2006 adequately reflect the Company’s compensation goals and policies.

O. Curtis Noel, Chairman
Robert W. Cruickshank

REPORT OF AUDIT COMMITTEE

The Company’s Audit Committee is comprised of the three Directors named below. The Board of Directors and the Audit Committee believe that the Audit Committee’s current composition satisfies the Nasdaq listing requirements that govern audit committee composition, including the requirement that audit committee members all be “independent directors” as defined by Nasdaq listing requirements. The Board of Directors annually reviews the independence of the audit committee members in view of the Nasdaq listing requirements and the SEC’s definition of independence for audit committee members and the audit committee independence requirements in our Corporate Governance Principles (a copy of which is on our website at www.hurco.com). The Board has determined that Robert W. Cruickshank meets the SEC’s definition of an “audit committee financial expert.”

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the system of internal controls which management has established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, and the independent auditors.

The Audit Committee has adopted a formal, written charter, which specifies the scope of the Audit Committee’s responsibilities and how it should carry out those responsibilities. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. A copy of the charter as currently in effect is attached as Appendix A to this proxy statement.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2006, with the Company’s management. The Audit Committee has discussed with Crowe Chizek and Company LLC, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Crowe Chizek and Company LLC required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Crowe Chizek and Company LLC with that firm.

The members of the Audit Committee have also confirmed that there have been no new circumstances or developments since their appointment to the Committee that would impair any member’s ability to act independently.

Based on the review and discussions with the Company’s independent registered public accounting firm for the fiscal year ended October 31, 2006, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Robert W. Cruickshank, Chairman
Stephen H. Cooper
Michael P. Mazza

PERFORMANCE GRAPH *

The following graph illustrates the cumulative total shareholder return on Hurco common stock for the five-year period ended October 31, 2006, as compared to the Russell 2000 and a peer group consisting of traded securities for U.S. companies in the same three digit SIC group as Hurco (SIC 3540-3549 - Metal Working Machinery and Equipment). The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of Hurco common stock.

*$100 invested on 10/31/01 in stock or index- including reinvestment of dividends.

FISCAL YEARS ENDING OCTOBER 31.

	10/01	10/02	10/03	10/04	10/05	10/06

Hurco Companies, Inc.	100.00	72.43	120.09	669.63	833.18	1217.76
Russell 2000	100.00	88.43	126.78	141.65	158.76	190.48
Peer Group	100.00	124.85	135.68	217.93	232.25	241.69

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Report of the Audit Committee, Compensation Committee Report on Executive Compensation and the stock price Performance Graph shall not be incorporated by reference in any such filings.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 12, 2007, regarding beneficial ownership of the Company’s common stock by each director and Named Executive Officer, by all directors and executive officers as a group, and by beneficial owners of more than 5% of the common stock. Each such person has sole voting and investment power with respect to such securities, except as otherwise noted.
Shares Beneficially Owned
Name and Address	Number	Percent
Directors and Executive Officers

Richard T. Niner	731,812		11.4%
Robert W. Cruickshank	5,000		*
Michael Doar	71,150	(1)	1.1%
Charlie Rentschler	1,000		*
Gerald V. Roch	1,012		*
O. Curtis Noel	--		--
Stephen H. Cooper	5,000	(2)	*
Michael P. Mazza	5,000	(2)	*
James D. Fabris	35,000	(3)	*
David E. Platts	20,700		*
Stephen J. Alesia	--		--
John G. Oblazney	--		--
Sonja K. McClelland	500	(4)	*

Executive officers and directors as a group (12 persons)	876,174	(5)	13.6%

Other Beneficial Owners
Royce & Associates, Inc. 1414 Avenue of the Americas New York, NY 10019	710,450	(6)	11.1%
Systematic Financial Management LP Glenpointe East 7th Floor Teaneck, NJ 07666	437,700	(7)	6.9%
*  Less than one (1) percent.
(1)	Includes 29,500 shares subject to options that are exercisable within 60 days.
(2)	Includes 5,000 shares subject to options that are exercisable, granted in fiscal 2007.
(3)	Includes 20,000 shares subject to options that are exercisable within 60 days.
(4)	Includes 500 shares subject to options that are exercisable within 60 days.
(5)	Includes 75,000 shares subject to options that are exercisable within 60 days.
(6)	This is based solely on the information supplied by Royce and Associates, Inc. on Schedule 13G filed with the SEC on August 7, 2006.
(7)	This is based solely on the information supplied by Systematic Financial Management LP on Schedule 13G filed with the SEC on February 14, 2006.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe Chizek and Company LLC (“Crowe Chizek”) and PricewaterhouseCoopers LLP (“PwC”) served as the Company’s independent registered public accounting firm for fiscal 2006 and 2005, respectively. Representatives of Crowe Chizek are expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and such representatives are expected to be available to respond to appropriate questions.

PwC was dismissed as the Company’s independent registered public accounting firm on January 26, 2006. This decision was made by the Audit Committee of the Board of Directors.

The reports of PwC on the Company’s financial statements for the fiscal years ended October 31, 2005 and 2004, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended October 31, 2005 and 2004, and through January 26, 2006, there were no disagreements between the Company and PwC on any matter of accounting principle or practices, financial statement disclosure or auditing scope of procedure which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its report on the Company’s consolidated financial statements for such years; nor were there any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Audit and Non-Audit Fees

The following table sets forth fees paid to Crowe Chizek and PwC for services provided during fiscal years 2006 and 2005:

	2006	2005
Audit Fees[1]	$363,377	$405,200
Audit Related Fees[2]	110,296	--
Tax Fees[3]	75,323	44,940
All Other Fees[4]	16,000	--
TOTAL	$564,996	$450,140

1.	Represents fees for professional services provided in connection with the audit of annual financial statements and review of quarterly financial statements.
2.
Represents fees for professional services provided in connection with the audit of internal controls over financial reporting for compliance with the requirements of Section 404 of The Sarbanes-Oxley Act of 2002 which applied to the Company in fiscal 2006.

3.
Represents fees for services provided in connection with tax compliance, tax advice and tax planning, including services provided in connection with assistance in the preparation and filing of tax returns.

4.	Represents fees for all other permissible services that do not meet the above category descriptions.

Pre-approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. For fiscal 2006 pre-approved non-audit services included only those services described above for “Audit Related Fees,” “Tax Fees,” and “All Other Fees.”

SHAREHOLDER PROPOSALS AND OTHER COMMUNICATIONS

The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2008 Annual Meeting of Shareholders is September 28, 2007.

In order to be considered at the 2008 Annual Meeting, shareholder proposals, including shareholder nominations for director, must comply with the advance notice and eligibility requirements contained in the Company’s By-Laws. The Company’s By-Laws provide that shareholders are required to give advance notice to the Company of any business to be brought by a shareholder before an annual shareholders’ meeting. For business to be properly brought before an Annual Meeting by a shareholder, the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the meeting. In the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about the proposed business or nominee, as the case may be, and the shareholder making the proposal. A copy of the Company’s By-Laws is available upon request. Such requests and any shareholder proposals should be sent to John G. Oblazney, Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana, 46268, the principal executive offices of the Company. These procedures apply to any matter that a shareholder wishes to raise at the 2007 Annual Meeting, including those matters raised other than pursuant to 17 C.F.R. §240.14a-8 of the rules and regulations of the SEC. A shareholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by the Company may confer discretionary authority to vote on such proposal.

The Board of Directors of the Company has implemented a process whereby shareholders may send communications to the Board’s attention. The process for communicating with the Board is set forth in the Company’s Corporate Governance Principles which are available on our website at www.hurco.com.

ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the fiscal year ended October 31, 2006, with the SEC. Shareholders may obtain a copy of the Form 10-K by writing to John G. Oblazney, Vice-President and Chief Financial Officer, Hurco Companies, Inc., One Technology Way, P. O. Box 68180, Indianapolis, Indiana 46268. A copy of the 10-K can also be obtained at www.hurco.com or www.sec.gov.

OTHER BUSINESS

The Board of Directors knows of no other matters that may be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their business judgment on such matter.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
HURCO COMPANIES, INC.

Purpose

The Audit Committee of the Board of Directors of Hurco Companies, Inc. (the"Company") is appointed by the Board to assist the Board in monitoring (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's independent auditor, and (4) the Company's compliance with legal and regulatory requirements.

The Audit Committee is also responsible for producing the annual Audit Committee report required by the rules of the SEC to be included in the Company's Proxy Statement.

Committee Membership

The Audit Committee shall consist of at least three directors. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Section 10A(m)(3) of the Exchange Act, as amended and SEC rules and regulations.

The members and the Chair of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall be directly responsible for the appointment, determination of compensation, retention and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, as required by Section 10A(m)(2) of the Exchange Act. The Audit Committee shall pre-approve all auditing services and permitted non-audit services, including the fees and terms thereof. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate and without seeking Board approval, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report, to any advisors employed by the Audit Committee and for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the Audit Committee at its next scheduled meeting.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements.

3. In connection with such quarterly reviews and annual audit, discuss with management and the independent auditor major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

4. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

5. Review and discuss quarterly reports from the independent auditor on:

a. changes in critical accounting policies and practices used;

b. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

c. management's disposition of significant audit adjustments as identified by the external auditor;

d. any proposed changes by regulatory authorities in accounting standards or financial disclosures that could materially affect the Company's financial statements; and

e. other material written communications between the independent auditor and management, such as any management letter with respect to internal control deficiencies.

6. Discuss with management and the independent auditor, the Company's earnings press releases prior to issuance, including the use of any "pro forma" or "adjusted" non-Generally Accepted Accounting Principal’s information.

7. Discuss with management and the independent auditor the effect of any material off-balance sheet structures on the Company's financial statements.

8. Discuss with management at least annually the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

9. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of disclosure controls and internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the company's disclosure controls and internal controls.

10. Review and approve all related-party transactions, i.e. with Directors, Executive Officers, significant shareholders or affiliated entities in which such persons have material interests of the Company.

Oversight of the Company's Relationship with the Independent Auditor

11. Review and evaluate the lead partner of the independent auditor team.

12. Obtain annually, to the extent made available, and review a report from the independent auditor regarding:

a. the independent auditor's internal quality-control procedures,

b. any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and

c. any steps taken to deal with any such issues.

13. Ensure receipt from the independent auditor of a formal written statement delineating all relationships between the independent auditor and the company, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor.

14. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years or as otherwise required by Section 10A(j) of the Exchange Act.

15. Ensure that the Company's Chief Executive Officer, Chief Financial Officer, Corporate Controller or other principal accounting officer did not participate in the audit of the Company in any capacity as an employee of the independent auditing firm within one year preceding the appointment of such firm for any audit.

16. Meet with the independent auditor prior to the audit to discuss the planning, scope and staffing of the audit.

Compliance Oversight Responsibilities

17. Obtain from the independent auditor assurance that any reportable events under the provisions of Section l0A(b) of the Exchange Act respecting the detection and reporting of illegal acts, of which they are aware, have been communicated to the Committee.

18. Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

19. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

20. Discuss, as deemed necessary, with the Company's outside counsel, legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

-FRONT-

Using a black ink pen, mark your votes with an X as shown in
This example. Please do not write outside the designated areas ☒

Annual Meeting Proxy Card

A Election of Directors - The Board of Directors recommends a votw FOR all the nominees listed.

1.	To elect seven directors to serve until the next Annual Meeting or until their successors are duly elected and qualified.
                                                      For  Withhold      For  Withhold
01 - Stephen H. Cooper              [ ]                     [ ]                  02 - Robert W. Cruickshank         [ ]                       [ ]

03 - Michael Doar                        [ ]                     [ ]                  04 - Michael P. Mazza                   [ ]                       [ ]

05 - Richard T. Niner                   [ ]                     [ ]                  06 - O. Curtis Noel                         [ ]                       [ ]

07 - Charlie Rentschler                [ ]                    [ ]

B Non-Voting Items

Change of Address - Please print your new address below.       Meeting Attendance
                                                                                                                                                                                           Mark the box to the right [ ]
___________________________________________________      if you plan to attend the
           Annual Meeting.
___________________________________________________

___________________________________________________

C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature 1 - Please keep signature within the box              Signature 2 - Please keep signature within the box              Date (mm/dd/yyyy)

________________________________________        ______________________________________             __________________

-BACK-

HURCO COMPANIES, INC.
One Technology Way, Indianapolis, Indiana 46268

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS – March 14, 2007
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints as proxies Michael Doar and Richard T. Niner, or either of them, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hurco Companies, Inc., to be held at Hurco’s Corporate Office, One Technology Way, Indianapolis, Indiana at 10:00 a.m. (EST) on Wednesday, March 14, 2007 and any adjournments thereof, upon the matters on the reverse side and, in their judgement and discretion, upon such other business as may properly come before the meeting.

Only shareholders of record as of the close of business on January 12, 2007, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.  In the event there are not sufficient votes for approval of one or more of the matters listed on the reverse side at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.  If you do not expect to attend the Annual Meeting, please mark, sign and date the enclosed proxy and return it in the enclosed return envelope which requires no postage if mailed in the United States.

The shares represented by the Proxy, unless otherwise specified, shall be voted FOR each nominee listed on the reserve side.

PLEASE VOTE, DATE AND SIGN ON RESERVE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.